CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Northeast Bancorp

We consent to incorporation by reference in the Registration Statement, Form S-4 (No. 333-31797) and in the related Prospectus, and in the Registration Statements on Form S-8 (No. 33-32095), (No. 33-58538), (No. 33-32096) and
(No. 33-87976) of Northeast Bancorp of our report dated August 6, 1997, with respect to the consolidated financial statements of Northeast Bancorp and Subsidiary included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

Portland, Maine                                  /s/  Baker Newman & Noyes
                                                 ---------------------------
September 22, 1997                                Limited Liability Company